Exhibit (s)

EX-FILING FEES

Calculation of Filing Fee Tables

Form N-2
(Form Type)

Ares Private Markets Fund
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)
Fees to Be Paid	Equity	Common shares of beneficial interest	457(o)		$	$499,000,000	.0000927	$46,257.30
Fees Previously Paid	Equity	Common shares of beneficial interest	457(o)		$	$1,000,000	.0001091	$109.10
				Total Offering Amount		$500,000,000		$46,366.40
				Total Fees Previously Paid				$109.10
				Total Fee Offsets				–
				Net Fee Due				$46,257.30

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.
(2)	The registrant previously paid $109.10 in connection with the registrant’s registration statement on Form N-2 (File No. 333-258821) as filed with the Securities and Exchange Commission on August 13, 2021. The registrant paid the remaining $46,257.30 in connection with the filing hereof.